EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (No. 333-118319) and Form S-3 (No. 333-131877 and No. 333-172264) pertaining to Eagle Financial Services, Inc. and our report dated March 28, 2013 relating to the consolidated financial statements of Eagle Financial Services, Inc. included in this Form 10-K of Eagle Financial Services, Inc. for the year ended December 31, 2012.

/s/ SMITH ELLIOTT KEARNS & COMPANY, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 28, 2013